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                                                                    EXHIBIT 16.1





                      [Brown. Graham & Company Letterhead]


November 25, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:


       We have read and agree with the comments in Item 4 of Form 8-K of U.S. Technologies Inc. dated November 25, 1997.



/s/ Brown, Graham & Company P.C.
--------------------------------
Brown, Graham & Company
Georgetown, Texas
November 25, 1997